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                                                                    Exhibit 10.3


THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT, OR UNLESS INTREPID CAPITAL CORPORATION HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO IT AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.


             NON-NEGOTIABLE SUBORDINATED CONVERTIBLE PROMISSORY NOTE

$50,000.00                                                        August 4, 1999
                                                           Jacksonville, Florida


         FOR VALUE RECEIVED, the undersigned, INTREPID CAPITAL CORPORATION, a Delaware corporation ("Maker"), promises to pay to the order of ARNOLD A. HEGGESTAD, an individual resident of the State of Florida (the "Holder"), at the address for Holder set forth on the signature page hereto, or at such other address as Holder may from time to time designate, the principal sum of FIFTY THOUSAND AND NO/100 DOLLARS ($50,000.00), together with interest thereon as provided herein, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, in accordance with the terms and conditions hereof.

         All amounts of principal outstanding hereunder shall bear interest at a rate equal to eight percent (8%) per annum, payable quarterly in arrears beginning with the first payment, prorated from the date hereof, on September 30, 1999 and thereafter on or before the fifth day after the end of each subsequent calendar quarter (each, an "Interest Payment Date") until such time as all amounts of principal and interest hereunder shall have been paid in full. Following the occurrence of an Event of Default (as hereinafter defined), this Note shall bear interest at a rate of 12% per annum until such Event of Default is cured. If this Note is paid or otherwise satisfied prior to any Interest Payment Date, Maker shall be obligated to pay a pro-rata amount of interest hereon based on the number of days that have elapsed between the most recent Interest Payment Date and the date of such payment or satisfaction. All amounts paid hereunder shall be first applied to current interest, then to previously accrued but unpaid interest, if any, and then to principal. Interest shall be charged on the basis of the actual number of days elapsed, computed on the basis of a three hundred sixty-five (365) day year. Unpaid interest hereunder shall not bear interest. Unless earlier paid as provided herein, the principal outstanding hereunder shall be payable in two (2) equal installments of Twenty-Five Thousand Dollars ($25,000) each, payable on December 29, 2000 and December 31, 2001, respectively.

         This Note is issued pursuant to that certain Share Purchase Agreement dated of even date herewith, to which Maker and the shareholders of Allen C. Ewing Financial Services, Inc. are each a party (the "Share Purchase Agreement").



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         1.       PREPAYMENT.

                  1.1 RIGHT TO PREPAY. Maker shall have no right to prepay this Note except as expressly provided in this Section 1 or with the written consent of Holder. If at any time on or after December 31, 2000, (a) the closing bid price for the common stock, par value $.01 par share, of Maker (the "Intrepid Common Stock"), as reported on the NASDAQ System OTC Bulletin Board or, if the Intrepid Common Stock is then trading on a different automated quotation system or securities exchange, as reported on such automated quotation system or exchange, exceeds $5.00 per share for sixty (60) consecutive trading days, and
(b) Maker has timely filed all reports and other documents required to be filed by it under the Securities Exchange Act of 1934, as amended, then Maker shall have the right to prepay this Note in whole or in part. Payment hereunder shall be made at Maker's offices in Jacksonville, Florida or at such other place or places as Maker and Holder shall mutually agree in writing.

                  1.2 NOTICE OF PREPAYMENT. In order to exercise its prepayment right hereunder, Maker must give thirty (30) days' prior written notice to Holder of Maker's determination to prepay this Note, setting forth the date (the "Prepayment Date") on which such prepayment shall occur (which shall be not more than sixty (60) calendar days after the date of such notice)and the amount of principal and accrued and unpaid interest due Holder as of the Prepayment Date. If before such Prepayment Date the Holder gives notice to Maker of his election to convert the outstanding principal balance of this Note into shares of the Intrepid Common Stock in accordance with the terms of Section 2 hereof, then this Note shall be converted into shares of Intrepid Common Stock in the manner provided in Section 2 hereof, and Maker's notice of prepayment hereunder shall have no effect.

         2. CONVERSION. Holder shall have the right, at Holder's option at any time at any time after the first anniversary of the date hereof, to convert the outstanding principal balance of this Note in whole (but not in part) into fully paid and non-assessable shares of Intrepid Common Stock as provided herein. The number of shares of Intrepid Common Stock into which this Note may be converted shall be determined (i) by dividing the aggregate principal amount outstanding hereunder, together with all accrued and unpaid interest outstanding as of the date of such conversion, (ii) by $4.00.

                  2.1  CONVERSION PROCEDURE.

                           2.1.1 NOTICE OF CONVERSION. To effect the conversion of this Note into shares of Intrepid Common Stock, Holder shall surrender this Note at the principal office of Maker and shall give written notice by hand or by overnight mail, or by mail, postage prepaid, to Maker at its principal corporate office, of the election to convert this Note pursuant to this Section 2.1, and shall state therein the name or names in which the certificate or certificates for shares of Intrepid Common Stock are to be issued. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of this Note, and the person or persons entitled to receive the shares of Intrepid Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Intrepid Common Stock as of such date.



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                           2.1.2 DELIVERY OF STOCK CERTIFICATE. As promptly as
         practicable after the conversion of this Note, but in no event later than five (5) business days after receipt thereof, Maker, at its expense, will issue and deliver to Holder a certificate or certificates for the number of full shares of Intrepid Common Stock issuable upon such conversion.

                           2.1.3 FRACTIONAL SHARES. No fractional shares of Intrepid Common Stock shall be issued upon conversion of this Note. In lieu of Maker issuing any fractional shares to Holder upon the conversion of this Note, Maker shall issue a check payable to Holder for the amount not so converted.

                           2.1.4 TRANSFER TAXES. Maker shall pay all taxes which may be payable in respect of the issuance of any shares of Intrepid Common Stock deliverable upon conversion of this Note, except that Maker shall not be required to pay any tax imposed in connection with any transfer involving the issuance of a certificate for shares of Intrepid Common Stock in any name other than that of the original Holder of this Note; and in such case, Maker shall not be required to deliver any certificate representing the shares of Intrepid Common Stock purchased upon conversion until such tax shall have been paid, or it has been established to Maker's satisfaction that no tax is due.

         3.       ADJUSTMENTS.

                  3.1 MERGER, SALE OF ASSETS, ETC. If at any time prior to payment in full or conversion of this Note, there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of Maker with or into another corporation in which Maker is not the surviving entity, or a reverse triangular merger in which Maker is the surviving entity but the shares of Maker's capital stock outstanding immediately prior to such merger are converted by virtue of such merger into other property, whether in the form of securities, cash or otherwise, or (iii) a sale or transfer of Maker's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon conversion of this Note, during the period specified herein, the number of shares of stock or other securities, cash or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon conversion of this Note would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Note had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 3.1. The foregoing provisions of this
Section 3.1 shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Note. If the per-share consideration payable to Holder for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by Maker's Board of Directors. In all events, appropriate adjustment (as determined in good faith by Maker's Board of Directors) shall be made in the application of the provisions of this Note with respect to the rights and interests of Holder after the transaction, to the end that all provisions of this Note shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon conversion of this Note.



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                  3.2 RECLASSIFICATION, ETC. If Maker, at any time while this
Note, or any portion thereof, remains outstanding, by reclassification of securities or otherwise, shall change any of the securities as to which conversion rights under this Note exist into the same or a different number of securities of any other class or classes, this Note shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the conversion rights under this Note immediately prior to such reclassification or other change.

         4. NOTICES OF RECORD DATE, ETC. In the event of (i) any taking by Maker of a record of the holders of any class of securities of Maker for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend payable out of earned surplus at the same rate as that of the last such cash dividend theretofore paid) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or
(ii) any capital reorganization of Maker, any reclassification or recapitalization of the capital stock of Maker or any transfer of all or substantially all of the assets of Maker to any other person or any consolidation or merger involving Maker; or (iii) any voluntary or involuntary dissolution, liquidation or winding-up of Maker, Maker will mail to Holder at least ten (10) days prior to the earliest date specified therein, a notice specifying: (a) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right; and (b) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding-up is expected to become effective and the record date for determining stockholders entitled to vote thereon.

                  4.1 RESERVATION OF SHARES. Maker shall at all times reserve and keep available out of its authorized but unissued shares of Intrepid Common Stock solely for the purpose of effecting the conversion of this Note such number of shares of Intrepid Common Stock as shall from time to time be sufficient to effect the conversion of this Note; and if at any time the number of authorized but unissued shares of Intrepid Common Stock shall not be sufficient to effect the conversion of the entire outstanding principal amount of this Note, in addition to such other remedies as shall be available to the Holder of this Note, Maker will use its best efforts to take such corporate actions as may be necessary to increase its authorized but unissued shares of Intrepid Common Stock to such number of shares as shall be sufficient for such purposes.

         5. EVENTS OF DEFAULT. The occurrence and continuation of any one of the following events (each an "Event of Default") shall constitute a default hereunder: (i) Maker shall fail to pay any principal of or interest on this Note within ten (10) calendar days after its scheduled due date; (ii) Maker shall violate any representation, warranty, covenant or agreement set forth in this Note or the Share Purchase Agreement (other than payment when due of principal or interest on this Note), and Maker shall fail to cure such violation within ten (10) calendar days after written notice thereof from Holder; (iii) at any time the tangible net worth of Maker is less than $1,000,000, or the total net worth of Maker is less than $1,000,000, each as determined in accordance with generally accepted accounting principles; or (iv) Maker shall make a general assignment for the benefit of creditors, file a petition in bankruptcy, be adjudicated insolvent or bankrupt, petition a court for the appointment of any receiver or trustee for Maker or any



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substantial part of its property, commence any proceeding relating to Maker under any arrangement or debt readjustment law or statute of any jurisdiction whether now or hereafter in effect or there shall be commenced against Maker any such proceeding which remains undismissed for sixty (60) calendar days, or Maker by any act shall indicate consent to, approval of or acquiescence in any such proceeding or the appointment of any receiver or trustee for it or any substantial part of its property, or shall suffer any such receivership or trusteeship to continue undischarged for sixty (60) calendar days. If an Event of Default occurs and is continuing, then, at Holder's option, Holder may declare the entire principal amount outstanding hereunder, together with interest thereon, immediately due and payable. The rights, remedies, powers and privileges provided for herein are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         6. SUBORDINATION. Maker, for itself, its successors and assigns, covenants and agrees, and Holder by Holder's acceptance of this Note likewise covenants and agrees, that this Note represents unsecured indebtedness of Maker, and the payment of the principal and interest (including, without limitation, post-petition interest, whether or not a claim for such post-petition interest is allowed in the related bankruptcy proceeding) hereunder and any and all other obligations and liabilities now or at any time or times hereafter owing by Maker or any subsidiary of Maker to Holder or any other person under or in respect of this Note and any amendments, modifications, extensions, renewals, refinancings and replacements hereof, including, without limitation, obligations and liabilities in respect of expenses, costs, indemnities, conversions, redemptions and special contingent payments and all guarantees, collateral and other security, if any, from time to time securing the payment of the Subordinated Indebtedness (all of the foregoing indebtedness, obligations and liabilities, collectively, the "Subordinated Indebtedness"), is hereby expressly subordinated in all respects to the prior payment in full in cash of all Senior Indebtedness (as defined below), whether such Senior Indebtedness is repaid in accordance with its terms, or upon dissolution, winding up, liquidation or reorganization of Maker (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise), or otherwise. The provisions of this Section 6 shall constitute a continuing offer to all persons who become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are hereby made beneficiaries hereunder, the same as if their names were written herein as such, and they and each of them may proceed to enforce such provisions. Such provisions will not be amended without the prior written consent of all holders of Senior Indebtedness. For purposes of this Note, "Senior Indebtedness" shall mean all loans, advances, liabilities, covenants, duties and other indebtedness and obligations of Maker or any subsidiary of Maker existing on the date hereof or arising from time to time hereafter through the date upon which any principal outstanding hereunder shall be due but shall remain unpaid by Maker (regardless of whether any such indebtedness and other obligations are themselves subordinated to any other indebtedness other obligations constituting Senior Indebtedness) and any and all renewals, extensions and refundings of any such indebtedness and other obligations and as any of the foregoing may be amended, supplemented or otherwise modified from time to time (including, without limitation, amendments, supplements or modifications giving effect to increases or additions to, or restructuring or replacements of, any Senior Indebtedness), whether for principal, premium or interest (including, without limitation, post-petition interest accruing at the rate then applicable in respect of such indebtedness or other obligations, whether or not a claim for such post-petition interest is allowed in the related bankruptcy proceeding), or



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otherwise (including, without limitation, indebtedness and other obligations for fees, indemnities, costs and expenses), whether direct or indirect, absolute or contingent, secured or unsecured, due or to become due, unless in any instrument or instruments creating, evidencing or securing any such indebtedness or other obligations it is expressly provided that such indebtedness or other obligations is not superior in right of payment to this Note. Nothing herein shall preclude Holder from initiating legal action and obtaining and enforcing a judgment against Maker. Prior to a default under the Senior Indebtedness, Maker may make payments hereunder.

         7. WAIVER AND AMENDMENT. Any provision of this Note may be amended, waived or modified only upon the written consent of Maker and Holder.

         8. TRANSFERS PROHIBITED WITHOUT CONSENT. Except for Permitted Transfers (as defined below), this Note shall not be transferable, negotiable or assignable otherwise than by the operation of law without the prior written consent of Maker, and any purported transfer, negotiation or assignment of this Note without the prior written consent of Maker shall be void and of no force or effect. The term "Permitted Transfers" shall mean transfers between or among Holder and his spouse or trusts for the benefit of Holder, his spouse or children.

         9. NOTICES. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if telegraphed or mailed by registered or certified mail, postage prepaid, at the respective addresses of the parties as set forth herein. Any party hereto may by notice so given change his or its address for future notice hereunder. Notice shall conclusively be deemed to have been given when personally delivered or when deposited in the mail or telegraphed in the manner set forth above and shall be deemed to have been received when delivered.

         10. NO STOCKHOLDER RIGHTS. Nothing contained in this Note shall be construed as conferring upon Holder or any other person the right to vote or to consent or, except as set forth in Section 4 hereof, to receive notice as a stockholder in respect of meetings of stockholders for the election of directors of Maker or any other matters or any rights whatsoever as a stockholder of Maker; and no dividends or interest shall be payable or accrued in respect of this Note or the interest represented hereby or the shares of Intrepid Common Stock obtainable hereunder until, and only to the extent that, this Note shall have been converted as provided herein.

         11. HEADING; REFERENCES. All headings used herein are used for convenience only and shall not be used to construe or interpret this Note.

         12. WAIVER. No waiver by Holder of any default shall be effective unless in writing, nor shall it operate as a waiver of any other default or of the same default on a future occasion. No delay or omission by Holder in exercising any of its rights, remedies, powers and privileges hereunder or at law and no course of dealing between Holder and Maker or any other person shall be deemed a waiver by Holder of any of such rights, remedies, powers and privileges even if such delay or omission is continuous or repeated, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise thereof by Holder or the exercise of any other right, remedy, power or privilege by Holder. Maker waives demand, presentment, protest, notice of protest and notice of dishonor.



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         13. ATTORNEYS' FEES. If this Note is placed in the hands of any attorney for collection, or if collected by suit or through any bankruptcy or other legal proceedings, Maker hereby agrees to pay all expenses incurred reasonably by the Holder of this Note, including, without limitation, attorneys' fees, all of which shall become a part of the principal hereof.

         14. SEVERABILITY. Each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

         15. SUCCESSORS AND ASSIGNS. This Note shall be binding upon Maker and its successors and assigns and shall inure to the benefit of Holder and his heirs, representatives, successors and assigns.

         16. GOVERNING LAW. This Note in all respects shall be governed by and construed and enforced in accordance with the laws of the State of Florida, without giving effect to principles of conflicts of laws.



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         IN WITNESS WHEREOF, Holder has executed and delivered this Note, and
Maker has caused this Note to be executed and delivered by its duly authorized officer, all as of the day and year first above written.

                                            INTREPID CAPITAL CORPORATION


                                            By:  /s/ Forrest Travis
                                               ---------------------------------
                                               Its:  President
                                                   -----------------------------

Address: 50 North Laura Street
         Suite 3550
         Jacksonville, Florida 32202

                                            HOLDER:

                                               /s/ Arnold E. Heggestad
                                            ------------------------------------
                                            ARNOLD E. HEGGESTAD


Address:
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